UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026 (March 23, 2026)

Muzinich Corporate Lending Income Fund, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-01659	93-2545381
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

450 Park Avenue

New York, NY 10022

(Address of Principal Executive Offices, Zip Code)

(212) 888-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 23, 2026, each of Jeffrey Youle, Chief Executive Officer of Muzinich Corporate Lending Income Fund, Inc. (the “Company”), and Paul Fehre, Chief Financial Officer and Treasurer of the Company, informed the Board of Directors (the “Board”) of the Company that they were stepping down as Chief Executive Officer and Chief Financial Officer and Treasurer of the Company, respectively, effective April 1, 2026. Neither Mr. Youle nor Mr. Fehre expressed any disagreement on any matter relating to the Company’s operations, policies or practices. Both of Messrs. Youle and Fehre will continue to serve as members of the Board and as a Senior Adviser and Chief Operating Officer of Muzinich & Co., Inc. (“Muzinich”), respectively, and Mr. Fehre will continue to serve as Chairperson of the Board.

Also on March 23, 2026, the Board approved resolutions effectuating a leadership transition plan for the Company. The Board appointed Cheryl Rivkin, the Secretary of the Company, to succeed Mr. Youle as Chief Executive Officer of the Company, effective April 1, 2026. In connection with the foregoing, Ms. Rivkin resigned from her position as Secretary of the Company, effective April 1, 2026. In addition, the Board appointed Jens Ernberg, Co-Head of U.S. Private Debt at Muzinich, as President of the Company; Rocco DelGuercio, Director of Finance for Private Debt at Muzinich, to succeed Mr. Fehre as Chief Financial Officer and Treasurer of the Company; and Susan Cohen, a Manager on the Client Services Team at Muzinich, to succeed Ms. Rivkin as Secretary of the Company, each effective April 1, 2026.

There is no arrangement or understanding between any of Ms. Rivkin, Mr. Ernberg, Mr. DelGuercio, or Ms. Cohen and the Company and any other person or entity. There are no current or proposed transactions between the Company and any of Ms. Rivkin, Mr. Ernberg, Mr. DelGuercio, or Ms. Cohen, or any of their respective immediate family members, that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Rivkin, 56, currently serves on the Board of Directors of Muzinich, and also as its Chief Administrative Officer. In addition to serving as the Secretary of the Company beginning in July 2023, she also serves as the Secretary of Muzinich BDC, Inc. Prior to joining Muzinich in 2003, Ms. Rivkin was a Vice President at GSC Partners, a U.S. and UK-based investment adviser specializing in corporate debt including distressed and mezzanine debt, as well as structured products. Previously, she served as a Director for distressed debt and equity hedge fund investment adviser, Morgens, Waterfall, Vintiadis & Co., Inc. Ms. Rivkin earned a B.A., magna cum laude and Phi Beta Kappa, from Mount Holyoke College, where she was a Sarah Williston Scholar, and an M. Phil. in Modern Middle Eastern Studies from Oxford University, where she was a Marshall Scholar focusing on development economics and oil policy.

Mr. Ernberg, 56, currently serves as Co-Head of Muzinich’s U.S. Private Debt business. Prior to joining Muzinich in 2025, Mr. Ernberg served as a Senior Managing Director and Co-Head of Private Credit at Capital Dynamics, as well as a member of the Private Credit Investment Committee, the firm’s global Executive Committee, and the Responsible Investment Committee. Prior to that, Mr. Ernberg was a portfolio manager and Co-Chief Investment Officer of Credit Suisse Park View BDC and served in various capacities at Credit Suisse, including Managing Director, Co-Head of Credit Special Situations and Director, Senior Research Analyst, on the distressed loan sales & trading desk. Mr. Ernberg was a founding member of Legacy Partners Group, a middle-market M&A advisory firm, where he served as a Senior Vice President, and spent several years as an M&A investment banker with Credit Suisse and Donaldson Lufkin & Jenrette. Mr. Ernberg graduated with a master’s degree in mechanical engineering from the Royal Institute of Technology, Stockholm, Sweden and holds an MBA from the Wharton School of Business at the University of Pennsylvania.

Mr. DelGuercio, 62, currently serves as Director of Finance for Private Debt at Muzinich. Prior to joining Muzinich in November 2025, Mr. DelGuercio served as Chief Financial Officer and Chief Compliance Officer of Camberline Capital Management, LLC. Prior to joining Camberline, Mr. DelGuercio served as Chief Financial Officer, Chief Compliance Officer, and Treasurer of Investcorp Credit Management BDC, Inc. (formerly known as CM Finance Inc.) and held similar roles with its investment manager (collectively, “Investcorp”). Prior to his roles at Investcorp, Mr. DelGuercio spent more than 10 years at Credit Suisse Asset Management in various capacities, including as Chief Financial Officer and Treasurer of Credit Suisse Park View BDC, Inc., a business development company, Credit Suisse Asset Management Income Fund Inc., and Credit Suisse High Yield Bond Fund. Earlier in his career, Mr. DelGuercio served as a Director at Legg Mason & Co., LLC, where he held various roles. Mr. DelGuercio earned a B.A. in Liberal Arts from College of Staten Island, a B.A. in Business from Chadwick University, and an M.B.A. in Finance from New York Institute of Technology.

Ms. Cohen, 42, currently serves as a Manager on the Client Service Team for Muzinich. Prior to joining Muzinich in 2017, Ms. Cohen worked in a private family office. Ms. Cohen earned a B.A. with Honors from the University of Chicago in English & Comparative Literature, and an M.A. from Wesleyan University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Muzinich Corporate Lending Income Fund, Inc.

Date: March 25, 2026	By:	/s/ Paul Fehre
	Name:	Paul Fehre
	Title:	Chief Financial Officer and Treasurer

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